UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3401 Mallory Lane, Suite 100, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BACK	NASDAQ Capital Market
Warrants to Purchase Common Stock	IMACW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

IMAC Holdings, Inc. (the “Company”)

December 20, 2023

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on July 28, 2023, the Company entered into a definitive Securities Purchase Agreement on July 25, 2023 with several institutional and accredited investors (collectively, the “Investors”), for the sale of its convertible preferred stock and warrants. On December 20, 2023, the Company entered into a letter agreement with the Investors providing for the sale of an additional aggregate $250,000 of convertible preferred stock (the “Private Placement”). Pursuant to the letter agreement, the Company exchanged its Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred stock for a corresponding number of shares of the Company’s newly-created Series B-1 Convertible Preferred Stock and the Company’s newly-created Series B-2 Convertible Preferred Stock, respectively. Shares of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock are convertible into shares of common stock of the Company at a conversion price of $1.84 per share, which is above the most recent closing price of the Company’s common stock and represents a reduction in the conversion price from the Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock. In addition, the exercise price of the Warrants was reduced to $1.84 pursuant to the letter agreement. The reduction in the conversion price and the exercise price was made in consideration of the additional purchase amount. It is expected that the proceeds of the Private Placement will be used for general working capital and general corporate purposes.

The foregoing summary is qualified in its entirety by reference to the full text of the form of each of the Certificate of Designation for the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, and the Amendment to Common Stock Purchase Warrant, attached as Exhibits 3.1, 3.2, and 4.1, respectively, each of which is incorporated herein in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The securities offered in the Private Placement were offered and sold in a Private Placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Joseph Gunnar & Co., LLC acted as the sole placement agent for the Private Placement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock of IMAC Holdings, Inc. (the “Company”).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock of the Company.
4.1	Amendment to Common Stock Purchase Warrant, dated December 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of any omitted portions will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment for any document so furnished.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2023	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer

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